Exhibit 99.1

* DETACH PROXY CARD HERE *

PROXY

Proxy Solicited on Behalf of the Board of Directors of
North American Scientific, Inc.

        The undersigned hereby appoints L. Michael Cutrer and Irwin J. Gruverman, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the Special Meeting of Stockholders of North American Scientific, Inc. to be held at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California at 10:00 a.m. local time, on [                        ], [                        ], 2004, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of North American Scientific, Inc. which the undersigned may be entitled to vote at said Special Meeting in the manner set forth below.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposal (1) as described herein, for proposal (2) as described herein, for proposal (3) as described herein, and will confer the authority set forth in paragraph 4. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

        The undersigned may revoke this proxy by filing with the Secretary of the Special Meeting, at or before the taking of the vote at the Special Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy, for the same shares or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not by itself revoke this proxy. Any written notice of revocation or subsequent proxy must be received by the Secretary of the Special Meeting prior to the taking of the vote at the Special Meeting. The written notice of revocation or subsequent proxy should be hand delivered to:

North American Scientific, Inc.
20200 Sunburst Street
Chatsworth, California 91311
Attn: Secretary

        Whether or not you plan to attend the Special Meeting, please complete, date, sign and return this proxy in the envelope provided.

(Continued and to be signed on the reverse side)

NORTH AMERICAN SCIENTIFIC, INC.

* DETACH PROXY CARD HERE BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE *

Please Detach Here
* You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope *

The Board of Directors unanimously recommends your vote FOR all matters set forth below.	Please mark your vote as in this example	☒
1.	APPROVAL OF the Agreement and Plan of Merger, dated as of October 26, 2003 by and among North American Scientific, Inc., AM Capital I, Inc. and NOMOS Corporation as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 25, 2003, the proposed merger, the issuance of the shares of North American Scientific, Inc. common stock under the merger agreement and the other transactions contemplated by the merger agreement.
☐ FOR ☐ AGAINST ☐ ABSTAIN
2.	APPROVAL OF an amendment to the Amended and Restated 1996 Stock Option Plan to permit the issuance of replacement options in connection with a merger or consolidation
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	APPROVAL OF an amendment to the Amended and Restated 1996 Stock Option Plan to increase the maximum number of shares available for issuance under the plan from 4,000,000 to 4,600,000 shares
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING
☐ FOR ☐ AGAINST ☐ ABSTAIN
Date:	, 200

(Print name(s) on certificate)

Signature

(Signature, Joint Owner)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation, partnership or other entity, please sign by an authorized officer or partner.

Please complete, sign and date your proxy card and return it in the postage paid envelope provided. Your vote must be received by 12:00 midnight, pacific time on , 2004 to be counted in the final tabulation.